Exhibit 99.1

Jack in the Box Inc. Board of Directors Announces Initiation of Succession Planning Process for Chairman and CEO Lenny Comma

SAN DIEGO--(BUSINESS WIRE)--December 11, 2019--The Board of Directors of Jack in the Box Inc. (NASDAQ: JACK) today announced that it has retained Spencer Stuart to assist the company in identifying an individual to succeed its Chairman and Chief Executive Officer, Lenny Comma. Although Mr. Comma has not set a specific date to leave the company, he has informed the Board that he believes now is an appropriate time for the company to move forward with identifying a successor with whom Mr. Comma can work on a smooth and efficient transition of leadership. The Board’s search will include both internal and external candidates.

“I’m proud of what the company has been able to accomplish during my tenure as Chairman and CEO,” said Comma. “Since 2014, we’ve sold Qdoba, finished our evolution to an asset-light brand by completing our refranchising efforts, gone through a rigorous strategic alternatives process, completed a very complex $1.3 billion securitization transaction, dramatically strengthened our operations leadership bench, and recently concluded our ninth straight year of system same-store sales growth.” Comma continued, “I’m committed to working with the Board to identify a successor who will continue to grow this exceptional brand, and to working closely with that successor to assure a smooth and successful leadership transition for the company and its stakeholders, including our incredible guests, employees, franchisees, suppliers and, of course, shareholders.”

“Lenny’s positive impact on Jack in the Box and its stakeholders during his 18 years with the company and six years as Chairman and CEO is difficult to overstate,” said Lead Director David Goebel. “We’re happy to be working with Spencer Stuart to identify a leader from both an internal and an external pool of candidates who can work from the strong foundation that Lenny has helped build and take the company to new heights. The Board is grateful for Lenny’s willingness to work with us to assure a seamless transition of his leadership role, and we will proceed diligently to find another world-class leader for the Jack in the Box organization.”

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “should,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchisee development; litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Contacts

Investor Contact:
Rachel Webb, (858) 571-2683